Oppenheimer Global Emerging Growth Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
                12/23/88       0.1000000           0.0300000 10.050
                12/20/91       0.0100000           0.0000000 28.350
                12/17/92       0.0000000           0.2020000 23.330
                12/23/93       0.0000000           0.1690000 22.420
                No Dividends Declared in 1994.
                No Dividends Declared in 1995.
                No Dividends Declared in 1996.

Class B Shares
                No Dividends Declared in 1995.
                No Dividends Declared in 1996.

Class C Shares
                No Dividends Declared in 1995.
                No Dividends Declared in 1996.



1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

                         1               ERV n
   --------------- = n                   (---) - 1 = average annual total return
   number of years                         P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

                One Year                            Five Year

                $1,095.66 1                         $  746.55 .2

 (---------)  - 1  = 9.57%     (---------)  - 1 = -5.68%
                  $1,000                              $1,000


                Inception

                $2,034.29 .1143
 (---------)  - 1  = 8.45%
                  $1,000


Oppenheimer Global Emerging Growth Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/96 (Continued):

Examples at NAV:

Class A Shares

                One Year                            Five Year

                $1,162.50 1                         $ 792.14 .2
 (---------)  - 1 = 16.25%     (---------)  - 1 = -4.55%
                  1,000                               $1,000

                Inception

                $2,158.40 .1143
 (---------)  - 1 = 9.19%
                  $1,000



2.  Cumulative Total Returns for the Periods Ended 09/30/96:

    The formula for calculating cumulative total return is as follows:

                 ERV - P
                 ------- = Cumulative Total Return
                    P

Examples, assuming a maximum sales charge of 5.75%:

Class A Shares

 One Year                      Five Year

 $1,095.66 - $1,000                                $ 746.55 - $1,000
 ------------------  =   9.57%                     ------------------  = -25.35%
                     $1,000                             $1,000

 Inception

 $2,034.29 - $1,000
 ------------------  = 103.43%
                     $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

 Inception

 $1,142.19 - $1,000
 ------------------  =  14.22%
                     $1,000


Oppenheimer Global Emerging Growth Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/96 (Continued):

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

Class C Shares

                Inception

                $1,182.76 - $1,000
 ------------------  =  18.28%
                      $1,000


Examples at NAV:

Class A Shares

 One Year                      Five Year

 $1,162.50 - $1,000                                $ 792.14 - $1,000
 ------------------  =  16.25% ------------------  = -20.79%
                     $1,000                             $1,000


 Inception

 $2,158.40 - $1,000
 ------------------  = 115.84%
                     $1,000



 Class B Shares

 Inception

 $1,192.19 - $1,000
 ------------------  =  19.22%
                     $1,000



 Class C Shares

 Inception

 $1,192.76 - $1,000
 ------------------  =  19.28%
                     $1,000